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Exhibit 1

                        AGREEMENT REGARDING JOINT FILING
                        --------------------------------

     The undersigned, John C. Lorentzen and Penney Fillmer, agree that this Third Amendment to Schedule 13D, dated as of August 4, 1999 with respect to Broadview Media, Inc. (f/k/a Northwest Teleproductions, Inc.) is being filed on behalf of each of them individually.


/s/ John C. Lorentzen
-------------------------
John C. Lorentzen


/s/ Penney L. Fillmer
-------------------------
Penney L. Fillmer

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